UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 11, 2006


                           CYBER DEFENSE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


          FLORIDA                       333-46224                55-0876130
(State or other jurisdiction         (Commission File           (IRS Employer
     of incorporation)                   Number)             Identification No.)


        10901 Roosevelt Blvd., Suite 100-D, St. Petersburg, Florida 33716
          (Address of principal executive offices, including zip code)


                                 (727) 577-0873
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                           FORWARD-LOOKING STATEMENTS
          UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding the beliefs, expectations, intentions or strategies of Cyber Defense Systems, Inc. (the "Company") for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render the Company's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions, which could cause the Company's actual results to differ from management's current expectations, are contained in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

A. On April 19th, 2006, Cyber Defense System, Inc., (the "Registrant") approved a $1,000,000 line of credit with William C. Robinson its Chief Executive Officer. On April 19, 2006 pursuant to the line of Credit, the Company entered into a convertible variable promissory note in the principal amount as of March 31, 2006 of $565,187.67, plus interest at the rate of 12% per annum. An option to convert some or all amounts due into Registrant Class A common stock at $0.30 per share is available to Mr. Robinson at all times that there are amounts outstanding. Registrant will make payment of the outstanding amounts on or before December 31, 2007 net of any amounts earlier converted and / or prepaid. See the Note hereto as Exhibit 10.1.

B. On April 19, 2006, Registrant approved a convertible promissory note for an aggregate amount as of April 17th, 2006, of $83,726.30 and $13,056.24 with Frank Lively, by way of cash advanced for working capital plus fees and interest. Registrant promises to pay Mr. Lively the principal plus interest at the rate of 12% per annum. An option to convert some or all amounts due into Registrant Class A common stock at $0.30 per share is available to Mr. Lively at all times that there are amounts outstanding. Registrant will make payment of the outstanding amounts on or before December 31, 2007 net of any amounts earlier converted and / or prepaid. See the Note hereto as Exhibit 10.2.

C. On April 19, 2006, Registrant approved a convertible promissory note for an aggregate amount as of April 17th, 2006 in the amount of $312,254.62 plus accrued interest with Cherokee Raiders, LP, by way of cash advanced for working capital plus fees and interest. Registrant promises to pay Cherokee Raiders, LP the principal plus interest at the rate of 12% per annum. An option to convert some or all amounts due into Registrant Class A common stock at $0.30 per share will be restricted shares and the respective certificate(s) will bear the required legend(s) pursuant to Federal Securities laws. Registrant will make payment of the outstanding amounts on or before July 31, 2007 net of any amounts earlier converted and / or prepaid. See the Note hereto as Exhibit 10.3.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On Friday, April 21st approximately $827,000 of Cyber Defense System, Inc., (the "Registrant") outstanding debt was converted to 2,736,551 shares of restricted Class A common stock at fixed conversion prices averaging $0.30 per share. Of this amount, officers, directors and affiliates of the Registrant converted approximately $424,000 to equity, while certain lenders, service providers and suppliers converted the remaining $403,000. The insiders that have taken part in this debt to equity conversion are: William C. Robinson, CEO; Cherokee Raiders, LP, an affiliate controlled by Mr. Robinson; David M. Barnes, CFO; Keith Vierela, COO & Director; Directors Michael F. Lawson and Frank Lively; and EVP of Techsphere John Youngbeck. All of the individuals have made the appropriate individual filings under section 16 of the Securities and Exchange Act of 1934.

ITEM 8.01 OTHER EVENTS

On Monday, April the 24th, 2006, a press release was issued describing the conversion of an outstanding debt into Class A common stock. See Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits

      Exhibit Number     Description
      --------------     -----------
      10.1               Convertible Variable Promissory Note
      10.2               Convertible Promissory Note
      10.3               Convertible Promissory Note
      99.1               Press Release dated April 24, 2006

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 24, 2006

                                           CYBER DEFENSE SYSTEMS, INC.


                                           By: /s/ Billy Robinson
                                               ------------------------------
                                               Name:  Billy Robinson
                                               Title: Chief Executive Officer